Exhibit 10.9

As of _________, 2020

Ladies and Gentlemen:

EdtechX Holdings Acquisition Corp. II (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

In the event that the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned commits to purchase up to an ________ warrants (“Private Warrants”) for an aggregate purchase price of up to $_________ ( “Purchase Price”).

The consummation of the purchase and issuance of the Private Warrants (if any) shall occur simultaneously with the consummation of the over-allotment option. Simultaneously with the consummation of all or any part of the over-allotment option, the undersigned shall deposit the pro-rata portion of the Purchase Price, based upon the amount of the over-allotment option that has been exercised, into the trust account established by the Company in connection with the IPO (the “Trust Fund”).

The undersigned acknowledges and agrees that the Private Warrants, and the shares that are issuable upon exercise of the Private Warrants, will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of [effectiveness or commencement of sales in the IPO], subject to certain limited exceptions to permitted transferees hereunder and in accordance with FINRA Rule 5110(e)(2). Additionally, the Private Warrants and the related registration rights may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days [immediately following the effective date of the Registration Statement or commencement of sales of the public offering] except to any underwriter or selected dealer participating in the IPO and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

The Private Warrants will be identical to the warrants included in the units to be sold by the Corporation in the IPO, except that:

●	the Private Warrants will not be transferable (except to (a) to the Corporation’s initial stockholders, officers or directors, any affiliate or family member of any of the Corporation’s officers or directors, any affiliate of the Corporation’s initial stockholders or to any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Warrants were originally purchased; (f) by virtue of the laws of the State of Delaware or the limited liability company agreement of any initial stockholder upon dissolution of such initial stockholder, (g) in the event of the Corporation’s liquidation prior to the consummation of an initial Business Combination; or (h) in the event that, subsequent to the consummation of an initial Business Combination, the Corporation completes a liquidation, merger, share exchange or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their Class A common stock for cash, securities or other property, in each case (except for clause (g) or with the Corporation’s prior consent) where the transferee agrees to these transfer restrictions) until 30 days after the completion of a Business Combination;

●	the Private Warrants (and underlying securities) will be subject to customary registration rights, which shall be described in the Registration Statement;

●	the Private Warrants will not be redeemable and will be exercisable on a cashless basis so long as they are held by the undersigned or its permitted transferees; and

●	the Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Warrants have not been registered under the Securities Act;

(b)	it is acquiring the Private Warrants for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Warrants in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against it.

Very truly yours,

[●]

By:
Name:
Title:

Accepted and Agreed:

EDTECHX HOLDINGS ACQUISITION CORP. II

By:
Name:
Title:

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